Exhibit 20.7
Page 1 of 3
                   Navistar Financial 1998 - A Owner Trust
                        For the Month of November 1998
                    Distribution Date of December 15, 1998
                            Servicer Certificate #7

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $416,392,846.87
Beginning Pool Factor                                         0.831348508

Principal and Interest Collections:
     Principal Collected                                   $10,751,768.83
     Interest Collected                                     $3,226,784.08

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $730,241.38
Total Additional Deposits                                     $730,241.38

Repos / Chargeoffs                                            $363,730.65
Aggregate Number of Notes Charged Off                                  80

Total Available Funds                                      $14,708,794.29

Ending Pool Balance                                       $405,277,347.39
Ending Pool Factor                                              0.8091559

Servicing Fee                                                 $346,994.04

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $23,141,216.90
     Target Percentage                                               5.25%
     Target Balance                                        $21,277,060.74
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,864,156.16)
     Ending Balance                                        $21,277,060.74

Current Weighted Average APR:                                       9.512%
Current Weighted Average Remaining Term (months):                   44.51

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $2,224,054.21     1,950
                                31 - 60 days            $505,265.02       440
                                60+  days               $157,319.40        99

     Total:                                           $2,886,638.63     1,951

     Balances:                  60+  days             $3,658,197.81        99

Memo Item - Reserve Account
     Prior Month                                     $21,860,624.46
+    Invest. Income                                      $97,379.44
+    Excess Serv.                                     $1,183,213.00
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $23,141,216.90

Exhibit 20.7
Page 2 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of November 1998

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $416,392,846.87
Ending Pool Balance                            $405,277,347.39

Collected Principal                             $10,751,768.83
Collected Interest                               $3,226,784.08
Charge - Offs                                      $363,730.65
Liquidation Proceeds / Recoveries                  $730,241.38
Servicing                                          $346,994.04
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $14,361,800.25

Beginning Balance                              $416,392,846.87     $401,818,980.14     $14,573,866.73

Interest Due                                     $2,063,087.77       $1,989,003.95         $74,083.82
Interest Paid                                    $2,063,087.77       $1,989,003.95         $74,083.82
Principal Due                                   $11,115,499.48      $10,726,457.00        $389,042.48
Principal Paid                                  $11,115,499.48      $10,726,457.00        $389,042.48

Ending Balance                                 $405,277,347.39     $391,092,523.14     $14,184,824.25
Note / Certificate Pool Factor                                              0.8092             0.8092
   (Ending Balance / Original Pool Amount)
Total Distributions                             $13,178,587.25      $12,715,460.95        $463,126.30

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $1,183,213.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $23,141,216.90
(Release) / Draw                                ($1,864,156.16)
Ending Reserve Acct Balance                     $21,277,060.74

Exhibit 20.7
Page 3 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of November 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                   3                  2                   1
                                  Jul-98              Aug-98              Sep-98             Oct-98              Nov-98
Beginning Pool Balance       $474,476,092.82     $459,034,334.29     $446,829,125.54     $432,013,776.99     $416,392,846.87

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $836,278.20       $1,103,290.85         $644,924.62       $1,056,920.96         $363,730.65
    Recoveries                    $47,843.20         $821,318.94         $528,631.29         $638,135.36         $730,241.38

Total Charged Off (Months 5, 4, 3)                 $2,584,493.67
Total Recoveries (Months 3, 2, 1)                  $1,897,008.03
Net Loss / (Recoveries) for 3 Mos                    $687,485.64(a)

Total Balance (Months 5, 4, 3)                 $1,380,339,552.65(b)

Loss Ratio Annualized  [(a/b) * (12)]                    0.59767%

Trigger:  Is Ratio > 1.5%                                     No
                                                                          Sep-98             Oct-98              Nov-98

B)   Delinquency Trigger:                                          $3,664,072.32           $2,837,240.02       $3,658,197.81
     Balance delinquency 60+ days                                       0.82002%                0.65675%            0.87854%
     As % of Beginning Pool Balance                                     0.60196%                0.69264%            0.78510%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                        4.24807%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer